Exhibit 10.1

AMENDMENT NO. 10 TO AMENDED AND RESTATED MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT
This AMENDMENT NO. 10 TO AMENDED AND RESTATED MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT, dated as of December 23, 2019 (this “Amendment”), is made and entered into by and between Plexus Corp., a Wisconsin corporation (“Plexus”), Plexus Intl. Sales & Logistics, LLC, a Delaware limited liability company (“PISL”), Plexus Manufacturing Sdn. Bhd., a private company limited by shares organized under the laws of Malaysia (“PM”), Plexus Services Ro SRL, a company organized and existing under the laws of Romania. (“Plexus Romania”), Plexus Corp. (UK) Limited, a company organized and existing under the laws of Scotland (“Plexus UK” and together with Plexus, PISL, PM and Plexus Romania, each, a “Seller”, and collectively, the “Sellers”), Plexus, as Seller Representative and as Guarantor, and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch) (the “Purchaser”).
WITNESSETH:
WHEREAS, the Seller Representative, the Sellers, the Guarantor and the Purchaser are parties to that certain Amended and Restated Master Accounts Receivable Purchase Agreement, dated as of December 14, 2016 (as amended, modified or restated from time to time prior to the date hereof, the “Existing Agreement” and as amended by this Amendment, the “MARPA”); and
WHEREAS, the Sellers have requested that the Existing Agreement be amended as set forth below and the Purchaser has agreed to such request.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Agreement.
SECTION 2. Amendment. Effective as of the Effective Date (as defined in Section 3 hereof), the Existing Agreement is hereby amended as follows:
(a)Section 1.1 of the Existing Agreement shall be amended by adding the following new defined terms in their proper alphabetical order:
“Anti-Money Laundering Laws” means each of: (a) Executive Order No. 13224 on Terrorist Financings: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on September 23, 2001, (b) the PATRIOT Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956 and any successor statute thereto; (d) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); (e) the Bank Secrecy Act, and the rules and regulations promulgated thereunder; and (f) any other Applicable Law of the United States, Canada or any member state of the European Union now or hereafter enacted to monitor, deter or otherwise prevent: (i) terrorism or (ii) the funding or support of terrorism or (iii) money laundering.
“Approved Abbott Subsidiary Obligors” means each of Alere San Diego, Inc. Abbott Point of Care Inc., St. Jude Medical, [Inc.][LLC], [SJM Coordination Center BVBA, SJM Implantable Electronic Systems Div.], St. Jude Medical Operations (Malaysia) Sdn. Bhd. and Alere Technologies GmbH.

“Approved Honeywell Subsidiary Obligors” means each of Honeywell Elster Solutions, LLC and Honeywell Elster American Meter.
“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.
“Certification of Beneficial Owner(s)” means a certificate in form and substance satisfactory to the Purchaser regarding beneficial ownership of each Seller as required by the Beneficial Ownership Rule.
(b)The defined term “Approved Obligor” in Section 1.1 of the Existing Agreement shall be amended and restated in its entirety to read as follows:
“Approved Obligor” means each Obligor listed on Schedule A, as such list may be amended from time to time to add or delete any Obligor as mutually agreed in writing by the Seller Representative and the Purchaser; provided, that (i) each Approved Honeywell Subsidiary Obligor shall be deemed to be an Approved Obligor with respect to those Receivables that arise under a Contract between a Seller and such Approved Honeywell Subsidiary Obligor for which Honeywell International, Inc. is obligated to pay all amounts owing on such Receivable in accordance with the terms of such Contract, and, for all purposes hereunder, the Approved Obligors with respect to such Receivables shall be both the applicable Approved Honeywell Subsidiary Obligor and Honeywell International, Inc., and (ii) each Approved Abbott Subsidiary Obligor shall be deemed to be an Approved Obligor with respect to those Receivables that arise under a Contract between a Seller and such Approved Abbott Subsidiary Obligor for which Abbott Laboratories is obligated to pay all amounts owing on such Receivable in accordance with the terms of such Contract, and, for all purposes hereunder, the Approved Obligors with respect to such Receivables shall be both the applicable Approved Abbott Subsidiary Obligor and Abbott Laboratories.
(c)The defined term “Discount Period” in Section 1.1 of the Existing Agreement shall be amended and restated in its entirety to read as follows:
“Discount Period” means, with respect to any Receivable, the number of days from (and including) the applicable Purchase Date of such Receivable to (but not including) the date which is the number of days after the Maturity Date of such Receivable equal to the Approved Obligor Buffer Period for the Approved Obligor of such Receivable plus the applicable remittance period set forth in clause (x) of the second sentence in Section 5.2 with respect thereto.
(d)The defined term “Maximum Facility Amount” in Section 1.1 of the Existing Agreement shall be amended by deleting therein the number “$280,000,000” and replacing it with “$340,000,000”.
(e)Sections 9.1(j) and 9.1(l) of the Existing Agreement shall each be amended and restated in its entirety to read as follows:
“(j)     Such Seller (i) is in compliance in all material respects with all covenants and other agreements contained in this Agreement, and (ii) has not violated, been found in violation of or is under investigation by any Governmental Authority for possible violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or of any Sanctions. Neither such Seller nor any of its Subsidiaries or any director, officer, employee, agent, or affiliate of any such Persons is an individual or entity that is a Sanctioned Person.”

“(l)     No part of the proceeds of any purchase will be unlawfully used directly or, to the knowledge of such Seller, indirectly (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or (iii) in a manner that will result in a violation by such Seller or, to the knowledge of such Seller, by any other Person (including any Indemnified Person) of any Anti-Terrorism Laws, Anti-Money Laundering Laws or any Anti-Corruption Laws.”
(f)Sections 9.1 of the Existing Agreement shall be amended to add the following clause (m) at the end thereof:
“(m)     The information included in the Certification of Beneficial Owner(s) with respect to such Seller or any of its Subsidiaries is true and correct in all respects.”
(g)Section 9.2(r) of the Existing Agreement shall be amended and restated in its entirety to read as follows:
“(r)     In the case of any Purchased Receivable that arises under a Contract between (i) a Seller and an Approved Honeywell Subsidiary Obligor, Honeywell International, Inc. is obligated to pay all amounts owing on such Purchased Receivable, and (ii) a Seller and an Approved Abbott Subsidiary Obligor, Abbott Laboratories is obligated to pay all amounts owing on such Purchased Receivable.”
(h)Section 10.1(i) of the Existing Agreement shall be amended and restated to read as follows:
“(i)     That it (i) has implemented and will maintain in effect and enforce policies and procedures designed in good faith and in a commercially reasonable manner to promote and achieve compliance, by such Seller, its Subsidiaries and its directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions and (ii) will not engage in, or permit any of its Subsidiaries, Affiliates or any director, officer, employee or agent to engage in, or to conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.”

(i)Section 10.1 of the Existing Agreement shall be amended to add the following new clause (j) at the end thereof:
“(j)    Promptly following any change in the information included in the Certification of Beneficial Owner(s) with respect to such Seller that would result in a change to the list of Beneficial Owners or control party identified in such Certification of Beneficial Owner(s), or a change in the address of any Beneficial Owners or control party, to execute and deliver to the Purchaser an updated Certification of Beneficial Owner(s).”
(j)Section 13.1 of the Existing Agreement shall be amended by adding the following clause (iii) immediately following the words “and (ii) any Retained Obligations of such Seller” therein:

“, and (iii) any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Money Laundering Law, Anti-Corruption Law or Sanctions, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with defense thereof by, any Indemnified Party in connection with the Purchase Documents as a result of any action of any Seller or any of its respective Affiliates.”
(k)Schedule A to the Existing Agreement shall be amended and restated in its entirety to read as set out on Annex A attached to this Amendment.
SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the date on which the Purchaser shall have received, in form and substance satisfactory to it (the “Effective Date”) this Amendment, duly executed by the Sellers, the Seller Representative and the Guarantor.
SECTION 4. Representations and Warranties; Reaffirmation.
(a)Representations and Warranties. To induce the Purchaser to enter into this Amendment, each of the Seller Representative and the Sellers hereby represents and warrants to the Purchaser that as of the date hereof, the representations and warranties made by the Sellers in the Existing Agreement are true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date).
(b)Reaffirmation. Each Seller, by its signature below, hereby (i) agrees that, notwithstanding the effectiveness of this Amendment, the MARPA continues to be in full force and effect (as expressly amended hereby) and (ii) affirms and confirms its obligations under each of the Purchase Documents to which it is a party. On and after the effective date of this Amendment, each reference in the MARPA to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the MARPA and each reference in the other documents referred to in the MARPA, “thereunder”, “thereof” or words of like import referring to the MARPA (as the case may be), shall mean and be a reference to the Purchase Agreement as amended by this Amendment. This Amendment shall constitute a Purchase Document.
(c)Affirmation and Consent of Guarantor. Guarantor hereby consents to the amendment of the Purchase Agreement made by this Amendment, and hereby affirms and agrees that its unconditional and irrevocable guaranty contained in Section 11.4 of the Purchase Agreement is, and shall continue to be, in full force and effect and is hereby ratified and affirmed in all respects, and that, on and after the effective date of this Amendment, each reference in the Purchase Agreement (including in Section 11.4 thereof) to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Purchase Agreement, shall mean and be a reference to the Purchase Agreement as amended by this Amendment.
SECTION 5. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or electronic transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile or electronic copy of an executed counterpart of this Amendment shall be effective as an original for all purposes.
SECTION 6. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 7. Explicit Acceptance. Plexus Romania hereby represents that:
(a)it has reviewed and understood the provisions of this Amendment and it agrees with the terms thereof;
(b)has independently decided to enter into the Amendment on the basis of its own assessment or, where it has considered necessary, based on the legal, financial or technical expertise of external independent consultants selected by it;
(c)it is capable of understanding (by itself or assisted by any consultants that it has considered necessary) and understands and accepts the contents of all the (internal and external) clauses and all the rights and obligations it undertakes through this Amendment; and
(d)each clause of this Amendment has been negotiated by or on behalf of Plexus Romania with the Purchaser or their representatives (for the purpose of this Clause “negotiation” meaning both the exchange of proposals between parties or their representatives which has resulted in a final agreement in relation to certain clauses, and the unconditional acceptance by a party of the clauses proposed by the other party). In particular, Plexus Romania explicitly represents that it understands and accepts each and all unusual standard clauses (as defined by Article 1203 of the Romanian Civil Code, to the extent applicable) in this Amendment and MARPA.
SECTION 8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLERS:

PLEXUS CORP.

By:	/s/ Patrick J. Jermain
Name:	Patrick J. Jermain
Title:	Executive Vice President & Chief Financial Officer

PLEXUS INTL SALES & LOGISTICS, LLC

By:	/s/ Angelo M. Ninivaggi
Name:	Angelo M. Ninivaggi
Title:	Vice President & Secretary

PLEXUS SERVICES RO SRL

By:	/s/ Angelo M. Ninivaggi
Name:	Angelo M. Ninivaggi
Title:	Director

By:	/s/ Denis Kerr
Name:	Denis Kerr
Title:	Director

PLEXUS CORP. (UK) LIMITED

By:	/s/ Denis Kerr
Name:	Denis Kerr
Title:	Director

PLEXUS MANUFACTURING SDN. BHD

By:	/s/ Lim Yong Jim
Name:	Lim Yong Jim
Title:	Managing Director

[Signature Page Amendment No. 10]

PURCHASER:
MUFG BANK, LTD.
(f/k/a THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH)

By:	/s/ Brian McNany
Name:	Brian McNany
Title:	Director

[Signature Page Amendment No. 10]

ANNEX A
SCHEDULE A TO AMENDED AND RESTATED MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT
Approved Obligors

Approved Obligor	Approved Obligor Sublimit (USD)	Approved Obligor Buffer Period (days)	Applicable Margin